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                                                                EXHIBIT 10.21(a)



                  FIRST AMENDMENT TO JOINT MARKETING AGREEMENT

        THIS FIRST AMENDMENT TO JOINT MARKETING AGREEMENT (this "AMENDMENT") is made as of February 13, 2006 by and between Helix BioMedix, Inc., a Delaware corporation ("HXBM"), and Body Blue Inc., a Canadian corporation ("BODY BLUE"), and amends that certain Joint Marketing Agreement between the parties dated effective November 2, 2004 (the "AGREEMENT"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        WHEREAS, the parties entered into the Agreement to provide for the marketing of HXBM products to certain prospective customers; and

        WHEREAS, the parties wish to memorialize their agreement to share revenues from certain other transactions which were not specifically contemplated either by the Agreement or by that certain Referral Fee Agreement between the parties dated September 12, 2005 (the "REFERRAL FEE AGREEMENT");

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do agree as follows:

1. Revenue Share. The parties hereby agree to the following revenue share allocations for the following corresponding transactions; provided, however, that notwithstanding anything contained in the Agreement or this Amendment to the contrary, both parties shall retain complete discretion as to whether or not to engage in any transaction with any third party:


      Description of Transaction                                      Amount
      --------------------------                                      ------

1.    Non-manufacturing agreement sourced by           Body Blue to receive ***% of HXBM
      Body Blue by which the licensing                 Net Revenue under any such agreement
      customer either sells products through
      retail channels or directly to
      consumers (e.g., ***)

2.    License Agreement sourced by Body Blue           Body Blue to receive ***% of HXBM
      with other formulators or manufacturers          Net Revenue under any such agreement.
      (e.g., companies that formulate,                 In addition, if a resulting premix
      manufacture (including outsourcing               containing an HXBM peptide is sold to
      manufacturing), and/or sell proprietary          Body Blue as a raw material for a
      mixes or turnkey products incorporating          manufacturing transaction, the premix
      HXBM's peptides, such as ***)                    cost shall be included with raw material
                                                       costs in the calculation of the profit
                                                       split as in category 3 below.

3.    Manufacturing agreements sourced by              HXBM to receive ***% of any profits from
      Body Blue involving HXBM peptides.               sales of Body Blue products under any such
                                                       agreement without regard to any Body
                                                       Blue technology that is also included, provided
                                                       that HXBM would never receive less
                                                       profit than under its standard royalty-based
                                                       licensing agreement (i.e., a target of ***%)

4.    Agreement with customer sourced by
      HXBM:

          -    HXBM refers a customer to               HXBM to receive same percentage specified in
               Body Blue for the sale of               category 1 above for referral fee (based on
               NatureBak                               total sales or royalties received by Body Blue
                                                       under any such agreement) and for any markup on
                                                       the ingredients

          -    HXBM refers a customer to               HXBM to receive ***% of profit; Body Blue
               Body Blue for a peptide-                to receive ***% of profit, provided that HXBM
               based manufacturing                     would never receive less profit than under its
               agreement                               standard royalty-based licensing agreement
                                                       (i.e., a target of ***%)

          -    Third party refers a customer for       Any commissions due to third party to be borne
               HXBM peptides to Body Blue.             by Body Blue

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*** CONFIDENTIAL TREATMENT REQUIRED

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For purposes hereof, "HXBM NET REVENUE" shall mean revenue received and recognized by HXBM in connection with the applicable transaction or agreement, including any license-related revenue associated with upfront, milestone or standstill payments, net of any and all costs incurred by HXBM in manufacturing or obtaining the product. The parties agree that HXBM Net Revenue sharing shall only apply to non-manufacturing/license transactions (i.e., if the same kilogram of peptide is the subject of transactions under both category 2 and category 3 above, HXBM Net Revenue shall refer only to the category 2 portion of HXBM's revenue, and the category 3 profit split would be calculated as if the premix were any other raw material acquired from a third party).

Any amounts payable to Body Blue hereunder shall be made by HXBM within thirty
(30) days of receipt by HXBM of the applicable Net Revenue in U.S. dollars by wire transfer in immediately available funds to an account designated by Body
Blue. Any amounts payable to Body Blue hereunder which are not paid on the date such payments are due shall bear interest at a rate equal to the prime rate as published in The Wall Street Journal, Western Edition, on the first day of each calendar month in which such payments are overdue, calculated on the number of days such payment is delinquent, compounded monthly.

2.      Miscellaneous.  The parties further agree as follows
        -------------

        (a) Once the parties have agreed with a customer to include a shared profit in the price of a peptide, the parties agree to enforce a minimum peptide concentration usage level with respect to such customer.

        (b) The parties agree to establish different minimum concentrations and pricing for each market into which peptides are sold.

        (c)    The parties agree to enforce a field of use for each product.

        (d) The parties agree to enforce unit size restrictions (e.g., no 10 gallon units) for unit royalty agreements.



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*** CONFIDENTIAL TREATMENT REQUIRED

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3. Effect of Amendment. Except as specifically amended by this Amendment, all provisions of the Agreement shall remain unchanged and in full force and effect.
Nothing contained in this Amendment shall be deemed to be an amendment of the Referral Fee Agreement, which shall remain unchanged and in full force and effect in its entirety. This Amendment is dated as of the date above first written.

Helix BioMedix, Inc.                              Body Blue Inc.


____________________________________              ______________________________
By: ________________________________              By: __________________________
Its: _______________________________              Its: _________________________



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*** CONFIDENTIAL TREATMENT REQUIRED